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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          KSL RECREATION HOLDINGS, INC.

        1. The name of the corporation is KSL Recreation Holdings, Inc.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall have a par value of $0.01.

        5. The name and mailing address of the sole incorporator is:

                      A.S. Gardner
                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, Delaware 19801

        6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act
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                                                                               2


and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of March, 1997.


                                                   /s/ A.S. Gardner
                                                   ----------------------------
                                                   A.S. Gardner
                                                   Sole Incorporator
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                                                                               3


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          KSL RECREATION HOLDINGS, INC.

               Pursuant to Section 241 of the General Corporation
                          Law of the State of Delaware

        KSL Recreation Holdings, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members acting without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Board of Directors of the Corporation hereby deems it advisable and in the best interests of the Corporation that the Certificate of Incorporation (the "Charter") be amended by changing the name of the Corporation to KSL RECREATION GROUP, INC.; and further

               RESOLVED, that Larry E. Lichliter, a director of the Corporation be, and he hereby is authorized and directed to make and execute, in the name of and under the corporate seal of this Corporation, a Certificate of Amendment of the Certificate of Incorporation reflecting the foregoing, and to file such certificate in the Office of the Secretary of State of the State of Delaware.

        SECOND: That the Corporation has not received any payment for any of its stock nor have any officers been elected.

        THIRD: That the amendment was duly adopted in accordance with the provision of Section 241 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said CORPORATION has caused this certificate to be signed by Larry E. Lichliter, a director of the Corporation, this 2nd day of April, 1997.


                                                   /s/ Larry E. Lichliter
                                                   ----------------------------
                                                   Larry E. Lichliter, Director